Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

RLI Corp.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-109568) and Form S-8 (Nos. 333-01637 and 333-28625) of RLI Corp. of our reports dated February 22, 2005, with respect to the consolidated balance sheets of RLI Corp. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of earnings and comprehensive earnings, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports are incorporated by reference in, or appear in (with respect to the schedules), the December 31, 2004 annual report on Form 10-K of RLI Corp.

Our reports refer to a 2002 change in accounting principle related to adopting the provisions of Statement of Financial Accounting Standards 142, “Goodwill and Other Intangible Assets.”

KPMG LLP

Chicago, Illinois

February 22, 2005

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